Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Wachovia Bank, National Association

(Exact name of trustee as specified in its charter)

United States of America

(Jurisdiction of incorporation or organization if not a U.S. national bank)

22-1147033

(I.R.S. Employer Identification Number)

401 South Tryon Street, 12th Floor

Charlotte, North Carolina

(Address of principal executive offices)

28288

(Zip code)

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

(704)374-2183

(Name, address and telephone number of agent for service)

The Pantry, Inc.

(Exact name of obligor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

56-1574463

(I.R.S. Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina

(Address of principal executive offices)

27330

(Zip code)

3.00% Senior Subordinated Convertible Notes Due November 15, 2012

(Title of the indenture securities)

Item 1.	General information. Furnish the following information as to the trustee:

a. Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS

Board of Governors of the Federal Reserve System	Washington, D.C.

Comptroller of the Currency	Washington, D.C.

Federal Deposit Insurance Corporation	Washington, D.C.

b. Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the trustee. (See Note 1).

Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

Not Applicable—See Item 13.

Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a. Title of the securities outstanding under each such other indenture.

Not Applicable—See Item 13.

b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable—See Item 13.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not Applicable—See Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

As of                      (Insert date within 31 days).

Not Applicable—See Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

Not Applicable—See Item 13.

Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

Not Applicable—See Item 13.

Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

Not Applicable—See Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

Not Applicable—See Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

Not Applicable—See Item 13.

Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

Not Applicable—See Item 13.

Item 13. Defaults by the Obligor.

a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable—See Item 13.

Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not Applicable—trustee is a national banking association organized under the laws of the United States.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Association of Wachovia Bank, National Association, as now in effect.*

2.	Certificate of Authority of the trustee to commence business.*

3.	Copy of the authorization of the trustee to exercise corporate trust powers.*

4.	Existing bylaws of the trustee.*

5.	Not Applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable.

9.	Not Applicable.

*	Previously filed with the Securities and Exchange Commission on April 11, 2002 as Exhibit No. 1,2,3,4 to Form T-1 in connection with Registration Statement Number 333-86036 incorporated herein by reference.

NOTES:

Note 1: The trustee is a subsidiary of Wachovia Corporation, a bank holding company; all of the voting securities of the trustee are held by Wachovia Corporation.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Charlotte, and State of North Carolina, on the 14th day of February, 2006.

WACHOVIA BANK, NATIONAL ASSOCIATION
(Trustee)

By:	/s/ SHAWN BEDNASEK
Shawn Bednasek, Vice President
(Name and Title)

EXHIBIT 6

CONSENT

Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the “Act”) in connection with the proposed issuance by The Pantry, Inc. of 3.00% Senior Subordinated Convertible Notes Due November 15, 2012, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: February 14, 2006

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ SHAWN BEDNASEK
Shawn Bednasek, Vice President
(Name and Title)

EXHIBIT 7

Wachovia Bank, National Association
FIRST UNION PLAZA
CHARLOTTE, NC 28288	FFIEC 031
FDIC Certificate Number: 33869	Consolidated Report of Condition
for September 30, 2005

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin[1]	RCFD 0081	13,616,000
b. Interest-bearing balances[2]	RCFD 0071	1,360,000
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	0
b. Available-for-sale securities (from Schedule RC-B, column B)	RCFD 1773	112,141,000
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	RCON B987	2,840,000
b. Securities purchased under agreements to resell[3]	RCFD B989	5,932,000
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCFD 5369	17,875,000
b. Loans and leases, net of unearned income	RCFD B528	236,738,000
c. LESS: Allowance for loan and lease losses	RCFD 3123	2,654,000
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	234,084,000
5. Trading Assets (from Schedule RC-D)	RCFD 3545	35,775,000
6. Premises and fixed assets (including capitalized leases)	RCFD 2145	4,263,000
7. Other real estate owned (from Schedule RC-M)	RCFD 2150	383,000
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD 2130	1,123,000
9. Customers’ liability to this bank on acceptances outstanding	RCFD 2155	882,000
10. Intangible assets:
a. Goodwill	RCFD 3136	19,697,000
b. Other intangible assets (from Schedule RC-M)	RCFD 0426	1,943,000
11. Other assets (from Schedule RC-F)	RCFD 2160	26,080,000
12. Total assets (sum of items 1 through 11)	RCFD 2170	477,994,000

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part 1)	RCON 2200	303,933,000
(1) Noninterest-bearing[4]	RCON 6631	69,917,000
(2) Interest-bearing	RCON 6636	234,016,000
b. In foreign offices, Edge and Agreement subsidiaries , and IBFs (from Schedule RC-E, part II)	RCFN 2200	23,334,000
(1) Noninterest-bearing	RCFN 6631	47,000
(2) Interest-bearing	RCFN 6636	23,287,000
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices[5]	RCON B993	1,937,000
b. Securities sold under agreements to repurchase[6]	RCFD B995	31,737,000
15. Trading liabilities (from Schedule RC-D)	RCFD 3548	13,633,000
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD 3190	28,779,000
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	RCFD 2920	932,000
19. Subordinated notes and debentures[7]	RCFD 3200	13,553,000
20. Other liabilities (from Schedule RC-G)	RCFD 2930	11,371,000
21. Total liabilities (sum of items 13 through 20)	RCFD 2948	429,209,000
22. Minority interest in consolidated subsidiaries	RCFD 3000	1,733,000

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCFD 3838	0
24. Common Stock	RCFD 3230	455,000
25. Surplus (exclude all surplus related to preferred stock)	RCFD 3839	34,604,000
26. a. Retained earnings	RCFD 3632	12,241,000
b. Accumulated other comprehensive income[8]	RCFD B530	248,000
27. Other equity capital components[9]	RCFD A130	0
28. Total equity capital (sum of items 23 through 27)	RCFD 3210	47,052,000
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)	RCFD 3300	477,994,000

Memorandum

To be reported with the March Report of Condition

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

	RCFD 6724	Number N/A

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
[4]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[5]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[6]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
[7]	Includes limited-life preferred stock and related surplus.
[8]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
[9]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.